U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2014 (December 19, 2014)

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01       Entry into a Material, Definitive Agreement

Pursuant to a letter agreement dated December 15, 2014 with Carl E. Berg which he executed and provided to us on December 19, 2014, the agreement recognized that Carl and Mary Ann Berg 2011 CRT, Carl Berg Trustee, and Clyde Berg 2011 CRT, Carl Berg Trustee, will have provided $2.5 million of unsecured loans to us between November and December 2014. Pursuant to said letter agreement, we agreed that these unsecured loans may be sold, assigned or transferred to Clyde J. Berg, Carl E. Berg and/or Kara Ann Berg or any entity controlled by any of the aforementioned individuals in an combination of the aforementioned persons or entities. This letter agreement provides that if Mr. Carl E. Berg or any permitted transferee purchases or otherwise acquires the $2.5 million of unsecured notes, that these notes shall be convertible at any time prior to maturity or redemption thereof at a conversion price of $.50 per share. For every $1.00 in principal converted, a five-year warrant to purchase one additional share of common stock at an exercise price of $1.00 per share will be issued. In the event that $2.5 million is timely converted on or before January 30, 2015, we will also issue as a bonus warrants to purchase 1,000,000 shares of common stock, exercisable at $.50 per share over a five year period from the date of issuance.. We also agreed to grant Mr. Berg the right to lend us up to an additional $3.75 million of optional loans on the same terms and conditions described above on or before February 15, 2015. In the event such optional loan is converted into common stock on or before March 31, 2015, we will also issue as an additional bonus warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $.50 per share from the date of issuance. We also agreed to grant him the right to lend us up to an additional $3.75 million on the same terms and conditions on or before May 15, 2015 and in the event such additional optional loan is converted into common stock on or before June 30, 2015, we will also issue bonus warrants to Mr. Berg to purchase up to 1,000,000 shares of common stock at an exercise price of $.50 per share over a period of five years from the date of issuance. All bonus warrants contain cashless exercise provisions. The 2,000,000 bonus warrants described above assumes full funding of the $7.5 million optional loans and 100% conversion on or before the dates described above. In the event the amount of optional loans is less than $3.75 million in the aggregate, converted prior to March 31, 2015 and an additional $3.75 million converted prior to June 30, 2015, then the bonus warrants to purchase an aggregate of 2,000,000 shares will be proportionately reduced. In summary, in the event all $10 million is provided to us, including an additional $7.5 million on a timely basis, subject to our right of acceptance or rejection in our sole discretion, and all loans are timely converted on or before the dates described above, we will have issued 20 million shares of common stock, 10 million common stock warrants at an exercise price of $1.00 per share, plus five year bonus warrants to purchase 3,000,000 shares of our common stock at an exercise price of $.50 per share with cashless exercise provisions pertaining to the bonus warrants. Also, in the event the $10 million of funding is completed, Mr. Berg has the right to appoint one independent member to the board, which nominee will be subject to normal background checks.

Item 5.02       Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 19, 2014, the Registrant entered into employment agreements with two of its executive officers and/or directors, including, Paul Bauersfeld and Sean Trepeta. Mr. Bauersfeld, who has been serving as Chief Technology Officer since June 2013 as a non-executive officer, is now considered to be an executive officer by the Registrant. The following are brief descriptions of the employment agreements for Messrs. Bauersfeld and Trepeta. In the case of Mr. Bauersfeld, we have also included his biographical information.

Employment Agreement – Paul Bauersfeld

In December 2014, we entered into an employment agreement with Paul Bauersfeld, our Chief Technology Officer, who is an employee at will. Mr. Bauersfeld, as a full-time employee, is to be paid a salary at the rate of $25,000 per month. Upon the execution of the agreement, he received 10-year options to purchase 1,000,000 shares of our common stock vesting quarterly over a period of three years. For calendar 2015, he will be entitled to a bonus of $125,000 upon revenues of Mobiquity Networks achieving a minimum of $6 million in revenues and a further bonus of $125,000 for a total of $250,000 at such time as Mobiquity Network’s revenues achieve a minimum of $12 million, it being understood that any revenues which do not have a 30% margin shall not count toward these totals. The foregoing compensatory arrangements with Mr. Bauersfeld is in addition to the non-statutory stock options to purchase 2,600,000 shares of our common stock granted to Mr. Bauersfeld between June 2013 and July 2014. All options granted to Mr. Bauersfeld will become immediately vested in the event of a change of control of our company or sale of substantially all of our assets. In the event we terminate Mr. Bauersfeld without cause, Mr. Bauersfeld is entitled to receive six months’ severance pay.

Paul Bauersfeld. Mr. Bauersfeld has served as Chief Technology Officer of our company in a non-executive officer capacity since June 2013, Mr. Bauersfeld is a technology executive and engineer with over 20 years’ experience in software product development and entrepreneurial organizations. In 2003, Mr. Bauersfeld founded Varsity Networks, a leading online media and services company dedicated to serving the local sports market through technology. He served as CEO of Varsity Networks from its formation through 2013, where he was responsible for expanding the network to include over 10,000 local sports communities with millions of monthly visitors. Prior to his positions at Varsity Network, he held positions at a number of Fortune 100 and startup companies in the technology and media industries. Mr. Bauersfeld has also acted as an advisor to a number of technology developmental corporations. His roles have included Co-founder and CEO of MessageOne from 2000 to 2001, which enterprise was later acquired by Dell Computer Corp., VP of ecommerce at Ziff-Davis from 1999 to 2000, Technology Director at Viacom’s Nickelodeon Online from 1997 to 1999, Founder of GiftOne in 1996, where he served in the position of President, which entity was acquired by Skymall 1997, as well as engineering positions at Apple Computer from 1998 to 1993 and Xerox Corporation from 1986 to 1988. He has a BS in Electrical Engineering from Rochester Institute of Technology, which degree he received in 1986.

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Employment Agreement – Sean Trepeta

In December 2014, Mobiquity Networks entered into an employment agreement with Sean Trepeta, to serve as President of Mobiquity Networks as an employee at will. Mr. Trepeta, as a full-time employee, is to be paid a salary at the rate of $20,000 per month. Upon the execution of the agreement, he received 10-year options to purchase 1,500,000 shares of our common stock vesting quarterly over a period of three years. For calendar 2015, he will be entitled to a bonus of $125,000 upon revenues of Mobiquity Networks achieving a minimum of $6 million in revenues and a further bonus of $125,000 for a total of $250,000 at such time as Mobiquity Network’s revenues achieve a minimum of $12 million, it being understood that any revenues which do not have a 30% margin shall not count toward these totals. All options granted to Mr. Trepeta will become immediately vested in the event of a change of control of our company or sale of substantially all of our assets. In the event we terminate Mr. Trepeta without cause, after six months of continued employment under the employment agreement, Mr. Trepeta is entitled to receive three months’ severance pay.

Item 8.01 Other Events

The Registrant is filing exhibits 3.1, 10.1, 104, 10.5 and 10.6 to have these on file under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

3.1	2014 Amendment to By-Laws*
10.1	Agreement dated July 8, 2014 with SMW Properties to provide letter of credit for $1,350,000*
10.2	Employment Agreement dated December 19, 2014 – Sean Trepeta *
10.3	Employment Agreement dated December 19, 2014 – Paul Bauersfeld *
10.4	December 2013 Agreement with Thomas Arnost modifying secured debt purchased by Arnost from TCA*
10.5	Agreement dated December 9, 2014 to extend expiration date of secured note*
10.6	Agreement dated July 8, 2014 with Thomas Arnost to provide letter of credit for $1,350,000*
10.7	Letter Agreement dated December 15, 2014 *

_______________

*Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Dated: December 24, 2014	By: /s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer

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